Exhibit 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. HOLDER MAY NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS WARRANT, OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

                               Intelli-Check, Inc.

               Warrant for the Purchase of Shares of Common Stock,
                           par value $0.001 per Share


No. W-____                                                          _____ Shares


      THIS CERTIFIES that, for value received, ___________________, whose address is ______________________________ (the " Holder" ), is entitled to subscribe for and purchase from Intelli-Check, Inc., a Delaware corporation (the " Company" ), upon the terms and conditions set forth herein, ________ shares of the Company's Common Stock, par value $0.001 per share (" Common Stock" ), at a price of $5.40 per share (the " Exercise Price"). As used herein the term "this Warrant" shall mean and include this Warrant and any Common Stock or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

      The Exercise Price may be adjusted from time to time as hereinafter set forth. The number of shares of Common Stock issuable upon exercise of the Warrants (the " Warrant Shares" ) are entitled to the benefits, and subject to the obligations, set forth in the Purchase Agreement between the Company and the Holder dated concurrently herewith.

      1. Exercise Price, Exercise Period and Possible Mandatory Exercise. This Warrant may be exercised at any time or from time to time during the period commencing on __________, 2005 and ending on ___________, 2010 (the " Exercise Period" ). Notwithstanding the foregoing, the Company may, commencing on the third anniversary of the Closing Date, require the exercise of any outstanding Warrants if the Current Market Price (as hereinafter defined) is equal to, or greater than, 175% of the Exercise Price.

      2. Procedure for Exercise; Effect of Exercise.

      (a) Cash Exercise. Subject to the conditions and terms set forth herein, this Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise (in the form attached to this Agreement duly executed by the Holder) specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check or by means of a cashless exercise pursuant to Section 2(c).

      (b) Effect of Exercise. Upon receipt by the Company of this Warrant and a Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Shares in accordance with this Agreement and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

      (c) Cashless Exercise. If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective Registration
Statement registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by means of a " cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

      (A) = the Current Market Price (as hereinafter defined) on the trading day preceding the date of such election;

      (B)   = the Exercise Price of the Warrants, as adjusted; and

            (X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

      (d) Issuance of Certificates. In addition to all other available remedies at law or in equity, if the Company fails to deliver certificates for the Warrant Shares within five (5) business days after this Warrant is exercised, then the Company shall pay to the holder in cash a penalty (the "Penalty") equal to 1% of the number of Warrant Shares that the holder is entitled to multiplied by the Current Market Price (as hereinafter defined) for each day that the Company fails to deliver certificates for the Warrant Shares. For example, if the holder is entitled to 100,000 Warrant Shares and the Current Market Price is $2.00, then the Company shall pay to the holder $2,000 for each day that the Company fails to deliver certificates for the Warrant Shares. The Penalty shall be paid to the holder by the fifth (5th) day of the month following the month in which it has accrued.

      3. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent.

      4. Restrictions on Transfer. (a) The Holder, as of the date of issuance hereof, represents to the Company that such Holder is acquiring the Warrants for its own account for investment purposes and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 4, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933, as amended (the " Securities Act" ), and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The Holder by acceptance of this Warrant agrees that the Holder will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of the Holder's counsel (as such opinion and such counsel are described in Section 4(b) hereof) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Securities Act; provided, however, that the Holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company of an opinion of Counsel) (i) to one of its nominees, affiliates or a nominee thereof, (ii) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any affiliate, (iii) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, or (iv) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act.

      (b) The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 4(a) hereof or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

      (c) Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend unless the opinion of counsel referred to in Section 4(b) states such legend is not required:

            " THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT" ), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
            (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL
            REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

      5. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

      6. Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

      (a) (i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock or reverse split into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of a Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 6(a)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 6(e) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

      (ii) If, prior to the third anniversary of the Closing Date, the Company shall commit to issue or distribute Common Stock or issue rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase, convert into or exchange for Common Stock, in any such case at a price per share less than the Exercise Price per share on the earliest of (i) the date the Company shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants, options or convertible or exchangeable securities, if applicable, or (iii) the date of actual issuance or distribution of any such Common Stock or rights, warrants, options or convertible or exchangeable securities (provided that the issuance of Common Stock upon the exercise of rights, warrants, options or convertible or exchangeable securities will not cause an adjustment in the Exercise Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued), then the Exercise Price in effect immediately prior to such earliest date shall be adjusted to a price equal to the price paid per share for such new securities.

Such adjustment shall be made successively whenever any such Common Stock, rights, warrants, options or convertible or exchangeable securities are issued or distributed. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Exercise Price, and in determining the aggregate offering price of shares of Common Stock so issued or distributed, there shall be taken into account any consideration received by the Company for such Common Stock, rights, warrants, options, or convertible or exchangeable securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. If any right, warrant, option or convertible or exchangeable security to purchase or acquire Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this subsection (ii) shall expire and shall not have been exercised, the Exercise Price shall, immediately upon such expiration, be recomputed to the Exercise Price which would have been in effect had the adjustment of the Exercise Price made upon the issuance of such right, warrant, option or convertible or exchangeable security been made on the basis of offering for subscription, purchase or issuance, as the case may be, only that number of shares of Common Stock actually purchased or issued upon the actual exercise of such right, warrant, option or convertible or exchangeable securities.

      (iii) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this Section 6(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(a) shall be made to the nearest cent or nearest 1/100th of a share.

      (iv) Notwithstanding anything to the contrary set forth in this Section 6(a), no adjustment shall be made to the Exercise Price upon (A) the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Company which plan has been approved by the Compensation Committee of the Board of Directors (or if there is no such committee then serving, by the majority vote of the Directors then serving who are not employees or officers of the Company, a 5% or greater stockholder of the Company or an officer, employee, affiliate or associate of any such 5% or greater stockholder) (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee of the Board of Directors or, if applicable, the Board of Directors and, if required by law, the stockholders of the Company as provided in this clause (A)), or (B) the issuance of Common Stock upon the conversion or exercise of the options, warrants or rights of the Company outstanding on _____________, 2005, unless the conversion or exercise price thereof is changed after _____________, 2005 (other than solely by operation of the anti-dilution provisions thereof).

      (v) In the event that, at any time as a result of an adjustment made pursuant to Sections 6(a)(i) through 6(a)(iii) above, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon exercise of any such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a)(i) through 6(a)(iv) above, and the other provisions of this Section 6(a) with respect to the Common Stock shall apply on like terms to any such other shares.

      (b) In case of any reclassification of the Common Stock (other than in a transaction to which Section 6(a)(i) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of a Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which a Warrant might have been able to exercise for immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction subject to adjustment as provided in Section 6(a) above following the date of consummation of such transaction. The provisions of this Section 6(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      (c) If:

                  (i) the Company shall take any action which would require an adjustment in the Exercise Price pursuant to Section 6(a); or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

                  (iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall cause to be filed with the transfer agent for the Warrants and shall cause to be mailed to each Holder at such Holder's address as shown on the books of the transfer agent for the Warrants, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 6(c).

      (d) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly cause a notice of the adjusted Exercise Price to be mailed to each Holder.

      (e) In any case in which Section 6(a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 6(a) occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(h).

      (f) For the purpose of any computation under Section 2 or this Section 6, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the closing price of a single share of Common Stock on the trading day immediately preceding the date in question as reported on the American Stock Exchange. If on any such dates the Common Stock is not listed or admitted to trading on the American Stock Exchange or any other national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

      (g) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

      7. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      8. Loss or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      9. No Rights as a Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      10. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      11. Notices. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if sent to the Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgement of receipt, facsimile, or by registered or certified mail, return receipt requested, as follows:

         If to Holder:              ____________________
                                    Attn:  _______________

         If to Company              Intelli-Check, Inc.
                                    246 Crossways Park West
                                    Woodbury, New York  11797
                                    Attention:  Frank Mandelbaum

Or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery in person or by overnight courier or five (5) business days after mailing.

      12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      13. Amendment and Waiver. Except as otherwise provided herein, this Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the holder of the Warrant. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

Dated: ______________, 2005
                                                   Intelli-Check, Inc.

                                                   ------------------------
                                                   By: Frank Mandelbaum
                                                   Chief Executive Officer

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ________hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of Intelli-Check, Inc. (the " Company" ), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _______________________________

By: __________________________________
Signature

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   Intelli-Check, Inc.
      246 Crossways Park West
      Woodbury, New York  11797
      Attention:  Chief Financial Officer



                               NOTICE OF EXERCISE


      The undersigned hereby exercises his or its rights to purchase _______Warrant Shares in accordance with the terms thereof, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of (check applicable box):

         |_|  in lawful money of the United States; or

         |_| the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

      The undersigned requests that certificates for such securities be issued in the name of, and delivered to:


                       ----------------------------------
                       ----------------------------------
                       ----------------------------------

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.




Dated:
        -----------------------------

By:
       ------------------------------
Print Name

----------- -------------------------
Signature

Address:

-------------------------------------

-------------------------------------